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                                                                              EXHIBIT 99.4

                       UNITED TECHNOLOGIES CORPORATION AND SUBSIDIARIES
           Computations of Basic Earnings Per Share and Diluted Earnings Per Share

                          For the Five Years Ended December 31, 1998
                             (Millions, except per share amounts)

                                   1998           1997        1996           1995      1994 (1)


Net Income                       $    1,255    $     1,072   $      906    $       750   $      585

ESOP Convertible Preferred Stock
  dividend                              (33)           (32)         (30)           (27)         (22)

Basic earnings for period        $    1,222    $     1,040   $      876    $       723   $      563

ESOP Convertible Preferred Stock
  adjustment                             28             27           24             21           17

Diluted earnings for period      $    1,250    $     1,067   $      900    $       744   $      580


Basic average number of shares
  outstanding during the period       455.5          468.9        482.9          491.3        502.2

Stock awards                           12.0           11.7          9.7            5.9          5.3
ESOP Convertible Preferred Stock       27.3           26.5         24.6           21.8         18.5

Diluted average number of shares
  outstanding during the period       494.8          507.1        517.2          519.0        526.0


Basic earnings per common share  $     2.68    $      2.22   $     1.81    $      1.47   $     1.12

Diluted earnings per common
  share                          $     2.53    $      2.10   $     1.74    $      1.43   $     1.10





(1)In 1994, the Corporation adopted AICPA Statement of Position (SOP) 93-6, "Employers' Accounting for
  Employee Stock Ownership Plans" and conformed its calculations of earnings per common share to the requirements of this SOP.

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